EXHIBIT 10.6(d)

       (Mercantile logo)   MERCANTILE-SAFE DEPOSIT & TRUST COMPANY

Nicholas C. Richardson
Assistant Vice President
(410) 237-5216

                                                 May 10, 1996

Mr. F. Bradford Smith
Chairman of the Board
Environmental Elements Corporation
3700 Koppers Street
Baltimore, Maryland 21227

Dear Brad:

When we met last week, you pointed out that Tom McCord and I had inadvertently retained, in its original form, the current ratio requirement in the recast loan documents associated with Environmental Elements Corporation's Secured Revolving Credit. I appreciate your drawing my attention to this inconsistency and its need to be corrected. In our meeting, you also confirmed that the Tangible Net Worth for Environmental Elements Corporation's year ended March 31, 1996, will be approximately $200,000 below the Minimum Tangible Net Worth as set forth in the financial covenants associated with the Revolving Credit Agreement with Mercantile. I will address the concerns outlined above in the following paragraphs.

Mercantile-Safe Deposit & Trust Company is willing to adjust the minimum current ratio from 1.25 to 1.00 retroactively from the period beginning November 1, 1995. This ratio requirement will revert to 1.25 at the date of the sale of Environmental Elements Corporation's Jeffersonville facility.

Mercantile-Safe Deposit & Trust is also willing to temporarily reduce the Minimum Tangible Net Worth requirement by $500,000 to $9,500,000, as of March 31, 1996 and reverting back to $10,000,000 as of September 30, 1996.

I believe that these changes will address your concerns. If you should need additional documentation or clarification, please do not hesitate to call me.

                                                 Respectfully,

                                                 /s/ Nicholas C. Richardson

                                                 Nicholas C. Richardson

NCR/sr

         Two Hopkins Plaza / P.O. Box 1477 / Baltimore, Maryland 21203
                              Fax: (410) 237-5703
                  Affiliate Mercantile Bankshares Corporation